FOR IMMEDIATE RELEASE
November 4, 2004

Extendicare Announces Agreement to Acquire Assisted Living Concepts

•	Significantly strengthens Extendicare’s position as a leading North American LTC Provider

•	Broadens the product portfolio of Extendicare and diversifies its customer base

•	Will be immediately accretive to earnings

MARKHAM, ONTARIO (TSX: EXE and EXE.A; NYSE: EXE.A), Extendicare Inc. and its wholly owned U.S. subsidiary, Extendicare Health Services, Inc. (EHSI), announced that EHSI has entered into a definitive merger and acquisition agreement with Assisted Living Concepts, Inc. (ALC) of Dallas, Texas (OTC. BB: ASLC) providing for the acquisition of all of the outstanding shares and stock options of ALC for US$18.50 per share totalling approximately US$132 million. Total consideration for the transaction including assumption of debt is expected to be approximately US$280 million.

ALC has a portfolio of 177 assisted living facilities, comprised of 122 owned properties and 55 leased facilities representing 6,838 units, located in 14 states; many in markets where Extendicare already operates. The portfolio is relatively new having been constructed through the mid-to-late 1990’s.

“We are very pleased to announce this accretive acquisition,” said Mel Rhinelander, President and Chief Executive Officer of Extendicare Inc. “We have been actively looking to boost our presence in the assisted living segment of senior care as it complements our existing nursing home business and provides a stable business environment, less reliant on government fiscal policy.”

EHSI intends to finance the acquisition by using available cash on hand and drawing down its line of credit. The completion of the acquisition is subject to certain conditions, including approval by ALC’s shareholders and certain customary regulatory approvals. The parties are working towards closing the transaction during the early part of the first quarter of 2005.

Extendicare, through its subsidiaries, currently operates 266 long-term care facilities across North America, with capacity for over 27,700 residents. As well, through its operations in the United States, Extendicare offers medical specialty services such as subacute care and rehabilitative therapy services, while home health care services are provided in Canada. The Company employs 34,900 people in North America.

Statements contained in this release other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as “expect”, “intend”, “anticipate”, “believe”, “estimate”, “plan” or “objective” or other similar expressions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. In addition to the risks and uncertainties related to these statements, other risks and uncertainties are identified in Extendicare Inc.’s or Extendicare Health Services, Inc.’s filings with Canadian and United States securities regulators and include, but are not limited to, the following: changes in the health care industry in general and the long-term care industry in particular because of political and economic influences; changes in regulations governing the industry and the Company’s compliance with such regulations; changes in government funding levels for health care services; resident care litigation, including exposure for punitive damage claims and increased insurance costs, and other claims asserted against the Company; the Company’s ability to attract and retain qualified personnel; the availability and terms of capital to fund the Company’s capital expenditures; changes in competition; and demographic changes. Given these risks and uncertainties, readers are cautioned not to place undue reliance on the Company’s forward-looking statements. All forward-looking statements contained in this report are necessarily estimates reflecting the best judgement of the party making such statements based upon current information, and the Company assumes no obligation to update any forward-looking statement.

For further information, contact:

Extendicare Inc.
Christopher Barnes
Manager, Investor Relations
Phone: (905) 470-5483
Fax: (905) 470-4003
Email: cbarnes@extendicare.com

Visit Extendicare’s Website @ www.extendicare.com